EXHIBIT 99.2
NEWS
MEDIA CONTACTS:
David Frink, Amy King
(512) 728-2678, (512) 725-2743
david_frink@dell.com
amy_king@dell.com
INVESTOR CONTACTS:
Lynn Tyson, Rob Williams
(512) 723-1130, (512) 728-7570
lynn_tyson@dell.com
rob_williams@dell.com
DELL PLANS TO ACQUIRE ZING SYSTEMS INC.
ROUND ROCK, Texas, Aug. 6, 2007 — Dell announced today it has entered into an agreement to acquire privately-held ZING Systems Inc., a consumer technology and services company that focuses on always-connected audio and entertainment devices. In a move that reflects the renewed interest and energy being directed at its Consumer business, Dell plans to use ZING and its capabilities to continue improving the entertainment experiences it provides its customers.
     Terms were not disclosed, and the purchase will not be final until all closing conditions are met. ZING is based in Mountain View, CA.
     For more information on Dell Consumer products, visit www.dell.com.
About Dell
     Dell Inc. (NASDAQ: DELL) listens to customers and delivers innovative technology and services they trust and value. Uniquely enabled by its direct business model, Dell is a leading global systems and services company and No. 34 on the Fortune 500. For more information, visit www.dell.com, or to communicate directly with Dell via a variety of online channels, go to www.dell.com/conversations. To get Dell news direct, visit www.dell.com/RSS.
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